                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             STEEL DYNAMICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        [Steel Dynamics, Inc.(TM) Logo]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 2001



To our Stockholders:

TIME . . . . . . . . . . . . . .9:00 a.m., Fort Wayne time (EST)
                                Thursday, May 24, 2001

PLACE . . . . . . . . . . . . . Grand Wayne Center
                                John Whistler Ballroom
                                120 West Jefferson Boulevard
                                Fort Wayne, Indiana 46802

ITEMS OF BUSINESS . . . . . . .(1) To elect eleven (11) Directors for a one-year term.
                               (2) To ratify the appointment of Ernst & Young LLP to serve as our independent auditors for the fiscal year ending December 31, 2001.
                               (3) To approve the Amended and Restated 1996 Incentive Stock Option Plan.
                               (4)  To transact any other business that may
                                    properly come before the meeting or any
                                    adjournment thereof.

RECORD DATE . . . . . . . . . . Record holders of our common stock at the close of business on April 12, 2001 are entitled to notice of and to vote at the meeting. A complete list of such stockholders is maintained at our corporate offices.

2000 ANNUAL REPORT . . . . . . .Our 2000 Annual Report to Stockholders, which is not a part of the proxy soliciting material, is enclosed.

PROXY VOTING . . . . . . . . .  You will be able to vote in one of four ways:
                                (1) Mark, sign, date and promptly return the
                                    enclosed proxy card in the postage-paid
                                    envelope that has been provided.
                                (2) Use the toll-free telephone number shown
                                    on the proxy card and follow the
                                    instructions for telephone voting.
                                (3) Visit the web site listed on your proxy
                                    card and following the instructions for
                                    voting on the Internet.
                                (4) Vote in person at the meeting.

                                 You may always revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.



                                       /s/ KEITH E. BUSSE
                                       -----------------------------------------
                                           KEITH E. BUSSE
                                           President and Chief Executive Officer

April 20, 2001

                                TABLE OF CONTENTS
                                                                            PAGE

Voting Information.............................................................1

Governance.....................................................................2

Item 1 - Election of Directors.................................................4

Information on Directors and Executive Officers................................6

Item 2 - Ratification of the Appointment of Independent Auditors..............10

Item 3 - Approval of Amended and Restated 1996 Stock Option Plan..............11

Report of the Compensation Committee and Board of Directors on
Executive Compensation........................................................13

Report of the Audit Committee.................................................15

Stockholder Return Performance Graph..........................................16

Appendix A - Audit Committee Charter

Appendix B - Amended and Restated 1996 Incentive Stock Option Plan

                              STEEL DYNAMICS, INC.
                      6714 POINTE INVERNESS WAY, SUITE 200
                              FORT WAYNE, IN 46804
                            TELEPHONE: (219) 459-3553
                               ------------------

                                 PROXY STATEMENT
                               ------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 2001
                               ------------------


                               VOTING INFORMATION

PURPOSE

      We are providing you with these proxy materials in connection with the solicitation of proxies by our Board of Directors, to be voted at Steel Dynamics, Inc.'s 2001 Annual Meeting of stockholders. We will hold the meeting on May 24, 2001, beginning at 9:00 a.m. Fort Wayne time (E.S.T.), in the John Whistler Ballroom of the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana 46802. We are mailing this proxy statement, including the enclosed proxy card, to our stockholders beginning on April 20, 2001. We are soliciting these proxies in order to give all stockholders an opportunity to vote on matters to be presented at the meeting. In the following pages of this proxy statement, you will find information on matters to be voted on at the meeting or at any adjournment of that meeting.

WHO CAN VOTE

      You are entitled to vote if you were a stockholder of record as of the close of business on April 12, 2001. If you are not present in person at the meeting, your shares can be voted only if represented by a valid proxy.

SHARES OUTSTANDING

      On April 12, 2001, there were 45,595,997 shares of common stock outstanding. A list of stockholders entitled to vote at the meeting is available at our corporate headquarters office and will also be available at the meeting. Each share is entitled to one vote on each matter properly brought before the meeting.

VOTING OF SHARES

      Because most of you will not be able to attend the meeting in person, it is important that your shares be represented by proxy. This year, we are offering you a choice of how to vote by proxy:

- You may vote by mail in the traditional manner by marking, signing, dating and promptly returning your proxy card in the postage-paid envelope that we have enclosed.

- You may vote by telephone using the toll-free telephone number and instructions shown on the proxy card.

- You may vote via the Internet by using the web site information and instructions listed on your proxy card.

     We anticipate that telephone and Internet voting will be available 24 hours a day, 7 days a week. Both methods will prompt you on how to proceed and you will be able to confirm that your instructions have been properly received and recorded. For both of these methods, you will also need a control number, which is noted on your proxy card. The telephone and Internet voting facilities will close at 12:01 a.m. E.S.T. on May 24, 2001.

You may revoke your proxy at any time before it is exercised in one of four ways:

- Notify our Corporate Secretary in writing before the meeting that you wish to revoke your proxy.

-        Submit another proxy with a later date.

-        Vote by telephone or Internet on a later date.

-        Vote in person at the meeting.

      The method by which you give your proxy will in no way limit your right to vote at the meeting if you later decide to attend in person. If you are not the record owner and your shares are held in the name of a bank, broker or other holder of record, however, you will need to obtain a proxy, executed in your favor from that record holder, to be able to vote at the meeting.

      We will vote all shares entitled to vote and represented by properly completed proxies received and not revoked prior to the meeting in accordance with your instructions. If any other matters are properly presented for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies and acting as such will have discretion to vote on those matters according to the best of their judgment. At the date this proxy statement was printed, we did not anticipate that any other matters would be raised at the meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy will be voted as the Board of Directors recommends.

REQUIRED VOTE

      The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the meeting is needed to elect directors, to ratify the appointment of Ernst & Young LLP as independent auditors for the year 2001, to approve our Amended and Restated 1996 Incentive Stock Option Plan, and on any other matters that may properly come before the meeting. The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote generally for the election of directors is necessary to constitute a quorum at the meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining the existence of a quorum but will not be included in the vote totals with respect to those matters.

COST OF PREPARING, MAILING AND SOLICITING PROXIES

      We will pay all of the costs of preparing and mailing the proxy statement and soliciting these proxies. We will ask brokers, dealers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials and our 2000 Annual Report to our beneficial owners on the record date. We will also reimburse such brokers, dealers, banks, voting trustees and other nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to our beneficial owners. In addition to mailing proxy materials, our officers, directors and employees may also solicit proxies in person, by telephone or otherwise.

ANNUAL REPORT

      We are including in this mailing a copy of our 2000 Annual Report to Stockholders, including our financial statements for the years 2000 and 1999. The 2000 Annual Report is not, however, a part of this proxy statement.

                                   GOVERNANCE

      Pursuant to Indiana's Business Corporation Law and our bylaws, our Board of Directors manages our business, property and affairs.

      During 2000, our Board of Directors consisted of 11 persons. Under our bylaws, however, our Board of Directors may amend the bylaws to prescribe a greater or lesser number of directors. At the meeting, all 11 currently authorized directors will be elected, and each newly elected director will serve for a one-year term until the 2002 Annual Meeting of stockholders.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

      The Board of Directors held four regularly scheduled and special meetings during 2000, and all directors attended at least 75% of the meetings of the Board of Directors and of the various committees on which they served during 2000.

     Our Board of Directors has an Audit Committee and a Compensation Committee. The members of the committees are appointed annually by the Board.

The Audit Committee

      The Audit Committee consists of three members, all of them non-employee directors. They are Joseph D. Ruffolo, Chair of the Committee, James E. Kelley and Dr. Jurgen Kolb. The Audit Committee held three meetings during 2000. The Audit Committee reviews our accounting policies, internal controls, financial reporting practices, contingent risks and risk management strategies and plans, and the services and fees of our independent auditors. In connection with these reviews, the Audit Committee meets alone with our financial and legal personnel, and with our independent auditors, who have free access to the Audit Committee at any time. The Audit Committee recommends the selection of the independent auditors to serve the following year in examining our accounts. The Audit Committee also annually reviews the independence of our independent auditors as a factor in these recommendations.

The Compensation Committee

      The Compensation Committee consists of four members. Leonard Rifkin is Chair of the Committee and the other three Committee members are John C. Bates, Joseph D. Ruffolo and Richard J. Freeland. All are non-employee directors. The Compensation Committee meets with, receives and considers the recommendations of our Chief Executive Officer, Keith E. Busse, with respect to all senior management personnel and then makes its recommendations with regard to the compensation of our officers and directors to the Board. All decisions regarding the compensation of executive officers and directors are determined solely by the full Board of Directors, and all directors participate in deliberations of the Board on all matters, including the evaluation of executive officer performance. During 2000, the Compensation Committee met or conferred twice.

COMPENSATION COMMITTEE AND BOARD INTERLOCKS AND INSIDER PARTICIPATION

      Leonard Rifkin, the Chair of our Compensation Committee, is the Chairman of the Board of OmniSource Corporation, our exclusive steel scrap supplier. John
C. Bates, a member of our Compensation Committee, is the President and Chief Executive Officer of Heidtman Steel Products, Inc., our largest purchaser of manufactured steel products.

      Naoki Hidaka, a nominee for election as a director, is the Senior Vice President, General Manager of Rolled Steel and Ferrous Raw Materials Division and General Manger of the Chicago office of Sumitomo Corporation of America, which has an exclusive license agreement with our subsidiary, Iron Dynamics, Inc., to sublicense its Iron Dynamics' ironmaking technology internationally.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file initial reports of beneficial ownership of our common stock and other equity securities, as well as reports of changes in beneficial ownership. These individuals are required to provide us with a copy of their required Section 16(a) reports as and when they are filed. Based on our records and other information, we believe that all Securities and Exchange Commission filing requirements applicable to our directors and executive officers with respect to 2000 were met.

STOCKHOLDER PROPOSALS

      Any stockholder satisfying the requirements of the Securities and Exchange Commission's Rule 14a-8 and wishing to submit a proposal to be included in the Proxy Statement for the 2002 Annual Meeting of stockholders must submit the proposal in writing to our Corporate Secretary, at 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804, on or before November 30, 2001.

      In addition, under our bylaws, any stockholder who has not submitted a timely proposal for inclusion in next year's proxy statement but still wishes to make a proposal at next year's annual meeting must deliver written notice to our Corporate Secretary no later than 60 days nor more than 90 days prior to the first anniversary of the record date for this year's annual meeting. Therefore, for our 2002 Annual Meeting, if such a proposal is not delivered prior to February 11, 2002, it may not be presented at the meeting at all. If a proposal is made after January 14 and prior to February 11, 2002, we will retain the discretion to vote proxies we receive with respect to any such proposals, so long as we include in our next year's proxy statement advice on the nature of any such proposal and how we intend to exercise our voting discretion, and so long as the proponent does not provide us with a written statement within the time frame determined under Securities and Exchange Commission Rule 14a-4(c)(1) that the proponent intends to deliver his own proxy statement and form of proxy with respect to that proposal. You may obtain a copy of the full text of the bylaw provision by writing to our Corporate Secretary at 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804.

                         ITEM 1 - ELECTION OF DIRECTORS


      Our stockholders will elect 11 directors at the 2001 Annual Meeting. The individuals listed below have been nominated by the full Board of Directors. Each director, if elected, will serve until our 2002 Annual Meeting of Stockholders, until a qualified successor director has been elected, or until he resigns or is removed by the Board.

      We will vote your shares as you specify on the enclosed proxy card, or by telephone or Internet. If you do not specify how you want your shares voted, we will vote them FOR the election of all of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for us to substitute another person for any of the nominees, we will vote your shares FOR that other person. We do not anticipate that any nominee will be unable to serve. Following the meeting, the Board of Directors may, however, increase the size of the Board and fill any resulting vacancy or vacancies until the 2002 Annual Meeting of stockholders.

      If you wish your shares voted for some but not all of the nominees, you may so indicate when you vote your proxy.

      Following is the age, principal occupation during the past five years, and certain other information for each of the 11 director nominees.

DIRECTOR NOMINEES

KEITH E. BUSSE, AGE 58
     DIRECTOR SINCE 1993
     President, Chief Executive Officer and a director, and President and Chief Executive Officer and a director of Iron Dynamics, Inc., our wholly-owned subsidiary. Prior to 1993, for a period of twenty-one years, Mr. Busse worked for Nucor Corporation, where he last held the office of Vice President. Mr. Busse is a director of Tower Financial Corporation, a publicly held bank holding company.

MARK D. MILLETT, AGE 41
     DIRECTOR SINCE 1993
     Vice President and General Manager of our Flat Roll Division and a director, and Vice President and a director of our Iron Dynamics subsidiary. Prior to 1993, Mr. Millett worked for Nucor Corporation, which he joined in 1982.

RICHARD P. TEETS, JR., AGE 45
     DIRECTOR SINCE 1993
     Vice President and General Manager of our new Structural Division and a director. Prior to 1993, Mr. Teets worked for Nucor Corporation, which he joined in 1987.

TRACY L. SHELLABARGER, AGE 44
     DIRECTOR SINCE 1994
     Vice President of Finance and Chief Financial Officer and a director and Vice President of Finance and Chief Financial Officer for our Iron Dynamics subsidiary. From 1987 to 1994, Mr. Shellabarger worked for Nucor Corporation.

LEONARD RIFKIN, AGE 70
     DIRECTOR SINCE 1994
     Mr. Rifkin was the President and Chief Executive Officer and a director of OmniSource Corporation from 1959 to 1996, and since September 1996, has been OmniSource Corporation's Chairman and a director. OmniSource Corporation is our exclusive supplier of steel scrap. Mr. Rifkin is a director of Tower Financial Corporation, a publicly held bank holding company.

JOHN C. BATES, AGE 57
     DIRECTOR SINCE 1994
     Mr. Bates is the President and Chief Executive Officer and a director of Heidtman Steel Products, Inc., which he joined in 1963, and for which he has served as its President and Chief Executive Officer and a director since 1969. Heidtman Steel Products, Inc. is our largest customer for our manufactured steel products.

DR. JURGEN KOLB, AGE 58
     DIRECTOR SINCE 1996
     For more than the past five years, Dr. Kolb has been a member of the Executive Board of Salzgitter AG, or its predecessor Preussag Stahl AG, a major German steel manufacturer.

JOSEPH D. RUFFOLO, AGE 59
     DIRECTOR SINCE 1999
     Mr. Ruffolo has been a principal in Ruffolo Richard LLC, a business and financial consulting firm, since 1994. Prior to that, Mr. Ruffolo was the President and Chief Executive Officer of North American Van Lines, Inc. Mr. Ruffolo is a director of Tower Financial Corporation, a publicly held bank holding company.

NAOKI HIDAKA, AGE 47
      DIRECTOR NOMINEE
      Mr. Hidaka is Senior Vice President and General Manager of the Chicago office and General Manager of the Rolled Steel and Ferrous Raw Materials Division of Sumitomo Corporation of America. Prior to that, from June 1998 to March 2001, Mr. Hidaka was Vice President and Chief Financial Officer of Auburn Steel Company, Inc., and from March 1998 to May 1998, Deputy General Manager of Steel Business Planning and Investment, and from May 1995 to February 1998 was Manager, Plate Export with Sumitomo Corporation of Japan. Sumitomo Corporation of America is a customer of Steel Dynamics' flat rolled steel products and is also a licensee of our Iron Dynamics subsidiary's ironmaking technology.

RICHARD J. FREELAND, AGE 64
     DIRECTOR SINCE 2000
     For more than the past five years, Mr. Freeland has principally been the President and Chief Executive Officer of Pizza Hut of Fort Wayne, Inc. and six affiliated companies that own and operate approximately 41 Pizza Hut franchised restaurants in Indiana and Ohio.

JAMES E. KELLEY, AGE 82
     DIRECTOR SINCE 2000
     For more than the past five years, Mr. Kelley has been the Chairman of Kelley Automotive, Inc. and various affiliated companies that own and operate approximately 18 franchised auto dealerships in Indiana and Georgia. In addition, Mr. Kelley is the owner of Jim Kelley Leasing and Kelley Cards, Inc., a fleet automobile and truck leasing company; Midwest Auto Parts, a wholesale supplier of car and truck parts; Consolidated Airways, a fixed base operator at Fort Wayne International Airport; and Kelley Grain Co. and Trans Oil Ltd., a seed and grain enterprise operating in the Republic of Moldova.


              THE BOARD RECOMMENDS A VOTE FOR THE PROPOSED ELECTION OF ALL OF THE DIRECTORS DESCRIBED IN THIS PROXY STATEMENT.

                 INFORMATION ON DIRECTORS AND EXECUTIVE OFFICERS

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table shows how much Steel Dynamics, Inc common stock the directors, director nominees, the Named Executive Officers, and all directors, nominees and executive officers as a group beneficially owned as of April 1, 2001. The Named Executive Officers include the Chief Executive Officer and the four next most highly compensated executive officers based upon compensation earned during 2000.


                                                     BENEFICIAL OWNERSHIP AS
                                                        OF MARCH 1, 2001
                                         CURRENT BENEFICIAL         SHARES SUBJECT                       PERCENT
NAME                                          HOLDINGS               TO OPTIONS+           TOTAL          OWNED*
NAMED EXECUTIVE OFFICERS
Keith E. Busse(1). . . . . . . . . . .                1,382,848            49,121          1,431,969        3.1%
Mark D. Millett(2). . . . . . . . . . .               1,076,805            36,842          1,113,647        2.5%
Richard P. Teets, Jr.(3) . . . . . . .                1,145,254            36,842          1,182,096        2.6%
Tracy L. Shellabarger(4) . . . . . . .                  297,437            36,842            334,279        0.7%
John W. Nolan(5) . . . . . . . . . . .                   28,992            26,695             55,687        0.1%

OTHER DIRECTORS OR NOMINEES

Leonard Rifkin(6). . . . . . . . . . .                  753,162             3,009            756,171        1.7%
John C. Bates(7). . . . . . . . . . . .               2,995,642             3,009          2,998,651        6.5%
Dr. Jurgen Kolb(8). . . . . . . . . . .               6,219,865             3,009          6,222,874       13.6%
Naoki Hidaka(9). . . . . . . . . . . .                  353,750               -0-            353,750        0.8%
Joseph D. Ruffolo(10).  . . . . . . . .                   4,000             3,009              7,009         --
Richard J. Freeland(11) . . . . . . . .                   1,000             3,009              4,009         --
James E. Kelley(12). . . . . . . . . .                    7,229             3,009             10,238         --

DIRECTORS AND EXECUTIVE
OFFICERS AS A GROUP
(12 PERSONS)                                         14,265,984           204,396         14,470,380       31.5%

+ Represents options exercisable within 60 days.

* Assumes exercise of all stock options (for 204,396 shares) exercisable within 60 days, with a corresponding increase in the number of outstanding shares from 45,595,992 on the record date to 45,800,393.

(1) President and Chief Executive Officer and a director, and President and Chief Executive Officer and a director of Iron Dynamics, Inc., our wholly-owned subsidiary. Includes 12,848 shares, not yet vested, received during 2001 pursuant to our Amended and Restated Officer and Manager Cash and Stock Bonus Plan. Also includes 608 shares of common stock held by Mr. Busse's son, with respect to which Mr. Busse disclaims beneficial ownership.

(2) Vice President and General Manager of our Flat Roll Division and a director, and Vice President and a director of Iron Dynamics, Inc., our wholly-owned subsidiary. Includes 12,848 shares, of which 4,283 are vested and 8,565 are not yet vested, received during 2001 pursuant to our Amended and Restated Officer and Manager Cash and Stock Bonus Plan.

(3) Vice President and General Manager of our Structural Division and a director. Includes 12,848 shares, of which 4,283 are vested and 8,565 are not yet vested, receiving during 2001 pursuant to our Amended and

     Restated Officer and Manager Cash and Stock Bonus Plan. Also includes 8,000 shares of common stock owned by Mr. Teets' spouse, with respect to which Mr. Teets disclaims beneficial ownership.

(4) Vice President of Finance and Chief Financial Officer and a director and Vice President of Finance and Chief Financial Officer of our Iron Dynamics subsidiary. Includes 11,306 shares, of which 3,769 are vested and 7,537 are not yet vested, received during 2001 pursuant to our Amended and Restated Officer and Manager Cash and Stock Bonus Plan. Also includes 730 shares of common stock held by Mr. Shellabarger's spouse, and 4,800 shares owned by Mr. Shellabarger's spouse for the benefit of Mr. Shellabarger's minor children, with respect to which Mr. Shellabarger disclaims beneficial ownership.

(5) Vice President of Marketing. Includes 5,319 shares, of which 1,773 are vested and 3,546 are not yet vested, received during 2001 pursuant to our Amended and Restated Officer and Manager Cash and Stock Bonus Plan.

(6) Director. Includes 6,000 shares of common stock held by Mr. Rifkin's spouse, with respect to which he disclaims beneficial ownership. Shares in option column represent stock options, fully vested or exercisable within 60 days, issued to Mr. Rifkin pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(7) Director. Consists of all shares of common stock held of record by Centaur, Inc., HS Processing and Heidtman Steel Products, Inc., of which Mr. Bates is the President and Chief Executive Officer. Shares in option column represent stock options, fully vested or exercisable within 60 days, issued to Mr. Bates pursuant to our Non-Employee Director Stock Option Plan.

(8) Director. Consists of all shares of common stock held of record by Salzgitter AG that Dr. Kolb may be deemed to beneficially own due to his relationship with that entity. Dr. Kolb, however, disclaims beneficial ownership of these shares. Shares in option column represent stock options, fully vested or exercisable within 60 days, issued to Dr. Kolb pursuant to our Non-Employee Director Stock Option Plan.

(9) Director. Consists of all shares held of record by Sumitomo Corporation of America that Mr. Hidaka may be deemed to beneficially own due to his relationship with that entity. Mr. Hidaka, however, disclaims beneficial ownership of these shares.

(10) Director. Includes 1,000 shares held in Mr. Ruffolo's retirement plan. Also includes 1,000 shares held by Mr. Ruffolo's spouse, with respect to which he disclaims beneficial ownership. Shares in option column represent stock options, fully vested or exercisable within 60 days, issued to Mr. Ruffolo pursuant to our Non-Employee Director Stock Option Plan.

(11) Director. Shares in option column represent stock options, fully vested or exercisable within 60 days, issued to Mr. Freeland pursuant to our Non-Employee Director Stock Option Plan.

(12) Director. Shares in option column represent stock options, fully vested or exercisable within 60 days, issued to Mr. Kelley pursuant to our Non-Employee Director Stock Option Plan.

OTHER PRINCIPAL STOCKHOLDERS

      The following table, as of April 1, 2001, discloses the only stockholders that we know to be a beneficial owner of more than 5% of our common stock.

           NAME AND ADDRESS                    AMOUNT OF              PERCENT
           OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP       OF CLASS
     Salzgitter AG                             6,222,874                13.6%
     38223 Salzgitter
     Germany
     General Electric Capital Corporation      4,310,000                 9.4%
     1600 Summer Street, 5th Floor
     Stamford, CT 06927
     Heidtman Steel Products, Inc.             2,995,642                 6.5%
     HS Processing
     Centaur, Inc.
     640 Lavoy Road
     Erie, MI 48133

                             EXECUTIVE COMPENSATION

      The following table sets forth certain information with respect to the compensation we paid for services rendered for 1998, 1999 and 2000 for our Chief Executive Officer and our other 4 most highly compensated executive officers whose salary and bonus amount exceeded $100,000 (collectively, the "Named Executive Officers"). The amounts shown include compensation for services rendered in all capacities.

                           SUMMARY COMPENSATION TABLE


                                              ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                                                                                               AWARDS

                                                                                    RESTRICTED
                                                                  OTHER ANNUAL        STOCK         SECURITIES        ALL OTHER
          NAME AND             FISCAL     SALARY(1)   BONUS(2)    COMPENSATION       AWARDS(3)        UNDERLYING     COMPENSATION(5)
     PRINCIPAL POSITION         YEAR        ($)         ($)            ($)             ($)           OPTIONS(4)            ($)
Keith E. Busse                  2000        375,000    752,219                          201,153            16,051            24,528
  President and Chief           1999        337,500    592,903                                             10,306            17,051
  Executive Officer             1998        325,000    301,328                                              9,782            17,853

Mark D. Millett                 2000        250,000    502,293                          134,102            12,038            19,631
  Vice President                1999        212,500    374,011                                              7,730            12,851
                                1998        200,000    188,609                                              7,337            12,997

Richard P. Teets, Jr.           2000        250,000    502,293                          134,102            12,038            19,909
  Vice President                1999        212,500    374,011                                              7,730            12,851
                                1998        200,000    188,609                                              7,337            13,343

Tracy L. Shellabarger           2000        220,000    442,310                          118,010            12,038            19,954
  Vice President and            1999        184,000    324,065                                              7,730            12,764
  Chief Financial Officer       1998        168,000    159,753                                              7,337            13,079

John W. Nolan                   2000        138,000    209,361                           55,518             9,029            19,488
  Vice President                1999        130,000    172,685                                              5,798            14,973
                                1998        120,000     88,274                                              5,503            11,818

(1)  Represents Base Salary compensation.

(2) Represents cash portion of Annual Bonus amount payable under our Amended and Restated Officer and Manager Cash and Stock Bonus Plan.

(3) Represents stock portion of Annual Bonus amount payable under our Amended and Restated Officer and Manager Cash and Stock Bonus Plan. The common stock issued pursuant to this plan vests one-third in the first quarter of each of the three years following the year of award.

(4) Represents the number of shares covered by options granted under our 1996 Incentive Stock Option Plan, all of which are exercisable within 60 days.

(5) Represents our matching contributions under our Retirement Savings Plan, contributions under the Profit Sharing Plan, and life insurance premiums. Excludes perquisites and other personal benefits unless the aggregate amount of such compensation exceeds the lesser of either $50,000 or 10% of the total of the annual salary and bonus reported for such Named Executive Officer.

                        OPTION GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS

                                                                                                                POTENTIAL
                                                                                                           REALIZABLE VALUE AT
                                                                                                             ASSUMED ANNUAL
                                                                                                             RATES OF STOCK
                                                                                                           PRICE APPRECIATION
                                                                                                             FOR OPTION TERM

                               SECURITIES
                               UNDERLYING         % OF TOTAL OPTIONS       EXERCISE OR
                            OPTIONS GRANTED      GRANTED TO EMPLOYEES      BASE PRICE     EXPIRATION
          NAME                (# OF SHARES)             IN 2000              ($/SH)          DATE            5% ($)        10% ($)
Keith E. Busse                          8,000                      1.06%          10.00     5/21/2005        22,103         48,841
                                        8,051                      1.07%           9.94    11/21/2005        22,104         48,845
Mark D. Millett                         6,000                      0.80%          10.00     5/21/2005        16,577         36,631
                                        6,038                      0.80%           9.94    11/21/2005        16,578         36,632
Richard P. Teets, Jr.                   6,000                      0.80%          10.00     5/21/2005        16,577         36,631
                                        6,038                      0.80%           9.94    11/21/2005        16,578         36,632
Tracy L. Shellabarger                   6,000                      0.80%          10.00     5/21/2005        16,577         36,631
                                        6,038                      0.80%           9.94    11/21/2005        16,578         36,632
John W. Nolan                           4,500                      0.60%          10.00     5/21/2005        12,433         27,473
                                        4,529                      0.60%           9.94    11/21/2005        12,435         27,477

         AGGREGATED OPTION EXERCISES IN 2000 AND FISCAL YEAR-END VALUES

                                                             NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED          IN-THE-MONEY
                                                          OPTIONS AT FISCAL YEAR-END      OPTIONS AT FISCAL
                                                                     (#)                      YEAR-END
                                                                                                 ($)
                                     SHARES
                                   ACQUIRED ON   VALUE
                NAME                EXERCISE    REALIZED  EXERCISABLE  UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
                                       (#)        ($)         (#)           (#)          ($)           ($)
    Keith E. Busse                      -          -           41,070          8,051       8,000          8,534
    Mark D. Millett                     -          -           30,804          6,038       6,000          6,400
    Richard P. Teets, Jr.               -          -           30,804          6,038       6,000          6,400
    Tracy L. Shellabarger               -          -           30,804          6,038       6,000          6,400
    John W. Nolan                       -          -           22,166          4,529       4,500          4,801


DIRECTOR COMPENSATION

      Effective January 1, 2000, director fees of $3,000 per Board meeting and $1,500 per committee meeting are payable to each non-employee director. In addition, our Board in 2000 adopted and stockholders approved a Non-Employee Director Stock Option Plan, under which each person who is a Non-Employee Director on May 15 and November 15 of each year (each such date defined as a "Grant Date") during the term of the Plan is automatically granted on each such date a nonstatutory stock option, exercisable within five years from the date of grant, to purchase shares of our common stock equal to the number of whole shares, rounded up or down, calculated by dividing a grant value, currently set at $15,000, by the fair market value of our common stock on each such Grant Date.

The purchase price of stock covered by an option granted pursuant to the Director Plan is to be 100% of the fair market value of such shares on the day the option is granted. Options are not exercisable until they become vested, and full vesting in an optionee will occur six months after each Grant Date. If an optionee ceases to be a director, for whatever reason, no further grants of options are to be made to that optionee. If an optionee ceases to be a director for any reason other than death, any portion of an option that is then vested but has not been exercised may be exercised at any time prior to its scheduled expiration date.

      The Director Plan is administered by the full Board of Directors, with full power and authority to construe provisions of the Director Plan, to determine all questions thereunder, to accelerate the vesting or exercise of an option, and to adopt and amend such rules and regulations as it may deem desirable. The Director Plan is intended to comply in all respects with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934.

EMPLOYMENT AGREEMENTS

      We have employment agreements with Keith E. Busse, our Chief Executive Officer, Mark D. Millett, Vice President and General Manager of our Flat Roll Division, Richard P. Teets, Jr., Vice President and General Manager of our new Structural Division, and Tracy L. Shellabarger, Vice President of Finance and Chief Financial Officer. Effective January 1, 2000, each of these employment agreements has an initial two year term that is automatically extended annually for an additional year unless, no less than 90 days prior to year-end, either party gives written notice to the other of an intention not to renew. If, without cause, any of these officers' employment is either terminated within the two year term or is not extended for the contemplated additional rolling one year period, that officer is entitled to receive a lump sum severance payment, in lieu of any and all claims under the remaining term of his employment agreement, in cash, equal to two years of this then existing Base Salary, together with a pro rata annual bonus payment under our Amended and Restated Officer and Manager Cash and Stock Bonus Plan, when calculated, to the date of termination or non-extension (for that year). If the termination or non-extension is for cause, then such officer would not be entitled to receive any severance or bonus payment. If the officer voluntarily terminates his employment, he would not be entitled to any severance payment but would be entitled to receive a pro rata annual bonus payment to the date of termination or non-extension. If employment is terminated due to disability or death, we will continue paying that officer or his estate, as the case may be, the prescribed Base Salary during the remainder of the two year term, except that in the case of disability such payments will be reduced to the extent of any benefits paid by workers' compensation or under any state disability benefit program or under any other disability policy maintained by us. Under their employment agreements, each of these officers is paid a Base Salary, which is reflected in the "Salary" column in the Summary Compensation Table in this proxy statement, in addition to which each such officer is entitled to participate in our Amended and Restated Officer and Manager Cash and Stock Bonus Plan, our 1996 Incentive Stock Option Plan, our Profit Sharing Plan and our Retirement Savings Plan.

      All Named Executive Officers receive major medical and long-term disability benefits. Mr. Nolan receives term life insurance equal to his Base Salary and Messrs. Busse, Millett, Teets and Shellabarger receive term life insurance equal to twice their Base Salaries.

        ITEM 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors, upon the recommendation of the Audit Committee, has appointed Ernst & Young LLP as independent auditors to conduct our annual audit for the year 2001, subject to stockholder approval. Ernst & Young LLP conducted the annual audit for 2000. If a majority of the shares voting does not approve of the appointment, the Board of Directors will reconsider the appointment. It is believed that representatives of Ernst & Young LLP will be present at the meeting and will have an opportunity to make a statement if they desire. They will also be available at the meeting to respond to appropriate questions from stockholders.

      The affirmative vote of the holders of a majority of our shares of common stock represented at the meeting and entitled to vote on this matter will be necessary for ratification of our appointment of Ernst & Young LLP as our independent auditors for the year 2001.

                                    THE BOARD
  OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF ERNST &
                   YOUNG LLP AS INDEPENDENT AUDITORS FOR 2001.

                    ITEM 3 - APPROVAL OF AMENDED AND RESTATED
                        1996 INCENTIVE STOCK OPTION PLAN

      We are asking you to approve our Amended and Restated 1996 Incentive Stock Option Plan. The primary purpose of the amendments is to renew and extend our existing 1996 Incentive Stock Option Plan for an additional term of five years, to increase the number of shares authorized for issuance under the Amended Plan, and to clarify some administrative provisions to recognize that option exercises and transactions in the underlying shares are largely being handled electronically today. In all other respects, the provisions of the original 1996 Plan are intended to remain unchanged under the Amended Plan.

      The original 1996 Plan was adopted by our Board of Directors and approved by our stockholders on October 28, 1996. From its inception, the Plan covered our and all of our wholly-owned subsidiaries' full-time employees, including officers, department managers, supervisors, professional staff and hourly employees. In October 1996, this consisted of approximately 260 employees. The original 1996 Plan was a five-year plan, scheduled to terminate on December 31, 2001, and it authorized the issuance of stock options for up to 1,403,000 shares of our common stock. As of December 31, 2000, however, we had approximately 652 employees covered by and participating under the Plan, and we expect that number to increase substantially within the next five years.

      If you approve our Amended and Restated 1996 Incentive Stock Option Plan, which was approved by our Board on November 2, 2000 and would be deemed effective as of that date, the Amended Plan will continue in existence for an additional five years, through December 31, 2006, and we will be authorized to issue up to an additional 3,500,000 shares of our common stock pursuant to the exercise of stock options granted under the Amended Plan. The number of shares authorized for issuance under the Amended Plan is in all events subject to adjustment for any future stock dividends, splits, mergers, combinations, or other changes in capitalization. If you do not approve our Amended Plan, we will not be able to grant any further options to our employees under the 1996 Plan.

      The purpose of both the original 1996 Plan and the Amended Plan is to enable us to continue to recruit, retain and motivate our highly qualified workforce. Stock options are a key element in our overall compensation package that we are able to offer to the highly skilled and competitive industrial workforce that forms the pool of talent from which we draw. We also believe that tying a portion of our employee compensation to the future increase in the value of our common stock aligns all of our employees' interests, at all levels, directly with the interests of our stockholders.

      The full text of our Amended and Restated 1996 Incentive Stock Option Plan appears as Appendix B to this Proxy Statement. In case of any discrepancy between the Amended Plan, as described in the following summary, and the actual text, the text will prevail. The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at our 2001 Annual Meeting is required to approve the adoption of our Amended Plan.

SUMMARY DESCRIPTION OF OUR AMENDED AND RESTATED 1996 INCENTIVE STOCK OPTION PLAN

      Our Amended Plan covers all of our and our subsidiaries' full-time employees, including officers, department managers, supervisors, professional staff, and hourly employees, and provides for automatic semi-annual grants of stock options to all such employees, by position category. The grants are based upon the fair market value of our common stock on each semi-annual grant date, with an exercise price equal to the same fair market value on such date (110% of fair market value in the case of 10% stockholders), and are made in the following amounts:

           Position                    Grants Per Year   Semi-Annual Grant Value
           President                        2                   $80,000.00
           Vice President                   2                    60,000.00
           Vice President                   2                    45,000.00
           Manager                          2                    30,000.00
           Supervisors/Professionals
                Grade 3                     2                    15,000.00
                Grade 2                     2                    12,500.00
                Grade 1                     2                    10,000.00
           Hourly                           2                     2,500.00

The stock options are intended to qualify as "incentive stock options" which satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, except that to the extent that any options may be specifically granted as nonstatutory options, or the aggregate fair market value (determined as of the time of the option grant) of all shares of common stock with respect to which incentive stock options are first exercisable by an individual optionee in any calendar year (under all of our plans) exceeds $100,000. In such case, the excess of the options over $100,000 will be issued as nonstatutory stock options, not qualifying as incentive stock options. In any fiscal year, no employee may be granted options to purchase more than 300,000 shares of our common stock.

      Options issued under the Amended Plan vest and become exercisable six months after the date of grant and must be exercised no later than five years thereafter. Subject to certain exceptions, the employee must remain in our continuous employment from the date of grant to and including the date of exercise. Options are not transferable, except by will or pursuant to a qualified domestic relations order, or as permitted under Section 422 of the Internal Revenue Code or under applicable Securities and Exchange Commission rules, and may be exercised during the person's lifetime only by the employee/optionee.

      No shares of stock are to be issued until full payment has been made, and an employee/optionee has no rights to dividends or any other rights of a stockholder with respect to shares subject to an option until such time as the stock has been issued, following exercise, in accordance with the terms of the Amended Plan. Payment of the exercise price may be made in a number of alternative ways described in the Amended Plan. If an option expires or terminates without having been exercised in full, the unpurchased shares will continue to be available for subsequent award under the Amended Plan.

Administration of the Amended Plan

      Authority to administer the Amended Plan, to grant any other awards under the Plan (to the extent not already prescribed under the Amended Plan) and to adopt, amend and rescind rules and guidelines for the administration of the Amended Plan and to decide all questions and settle all controversies and disputes that may arise in connection with the Amended Plan rests with our Board of Directors. The Board is also empowered to appoint a committee of directors meeting the requirements of Securities and Exchange Commission Rule 16b-3 and Sections 162, 421, 422 and 424 of the Internal Revenue Code and is required to administer the Amended Plan so as to continuously remain in compliance with those provisions.

Certain Federal Income Tax Consequences

      Incentive Stock Options. An employee to whom an incentive stock option is granted will not recognize income at the time of grant or exercise of an incentive stock option, and no federal income tax deduction will be allowed to us upon that grant or exercise. However, upon the exercise of an incentive stock option, any excess in the fair market value of our common stock, at the time of exercise, over the exercise price may constitute a tax preference item that may have alternative minimum tax consequences for the employee. When the employee sells such shares more than one year after the date of transfer of such shares and more than two years after the date of grant of the actual incentive stock option, the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale prices of such shares and the exercise price. If the employee does not hold such shares for the required period, then when the employee sells such shares the employee will recognize ordinary compensation income and possible capital gain or loss in such amounts as are prescribed by the Internal Revenue Code and the regulations thereunder and, at such time, we would generally be entitled to a federal income tax deduction in the amount of such ordinary compensation income.

      Nonstatutory Options. An employee to whom a nonstatutory stock option is granted will not recognize income at the time of grant of the option. When the employee exercises a nonstatutory stock option, however, the employee will recognize ordinary compensation income equal to the excess, if any, of the fair market value, as of the date of option exercise, of the shares the employee receives upon such exercise over the exercise price paid. Additional gain or loss upon a subsequent sale of the shares received upon exercise of a nonstatutory option would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold). Subject to the applicable provisions of the Internal Revenue Code and the regulations thereunder, we will generally be entitled to a federal income tax deduction in respect of a nonstatutory option in an amount equal to the ordinary compensation income recognized by the employee. This deduction will be allowed, in general, for our taxable year in which the employee recognizes such ordinary income.

      The foregoing summary is not a complete description of the U.S. federal income tax aspects of the Amended Plan, and it is not intended to provide any specific employee with tax advice. Moreover, this summary relates only to federal income taxes and there may also be federal estate and gift tax consequences associated with options issued, exercised or outstanding under the Amended Plan, as well as potential foreign, state and local tax consequences. In all instances, an employee should consult with his or her tax advisor before making decisions relating to the exercise of options.


                                       THE
    BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND
                   RESTATED 1996 INCENTIVE STOCK OPTION PLAN.

      NOTWITHSTANDING ANYTHING TO CONTRARY SET FORTH IN ANY OF OUR PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORTS AND THE PERFORMANCE GRAPH ON PAGE 16 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS, NOR SHALL THEY BE DEEMED TO BE SOLICITING MATERIAL OR DEEMED FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                    REPORT OF THE COMPENSATION COMMITTEE AND
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION


      Our executive compensation program is administered directly by our Board of Directors, with advice from our Compensation Committee. During 2000, our Compensation Committee consisted of four non-employee directors, Leonard Rifkin, Chair of the Committee, Joseph D. Ruffolo, John C. Bates and Richard J. Freeland. The Compensation Committee receives recommendations from our Chief Executive Officer, Keith E. Busse, regarding all executive officers, meets and discusses goals, objectives, and job performance, as well as compensation issues, with Mr. Busse, and then makes its recommendations to the Board of Directors. All compensation decisions are made by our full Board of Directors.

      Our executive compensation program is based upon the following principles:

- Base salaries should be competitive with the level of salaries paid to officers in comparable companies with comparable responsibilities.

-    Variable compensation should be related to our financial performance.

- Long-term compensation, in the form of stock options, directly links officers' rewards to stock price appreciation.

     Our executive compensation program consists primarily of Base Salary, Annual Bonus awards (payable in cash and, if applicable, in our restricted stock), and grants of stock options. We believe that executive compensation should reflect a substantial incentive component, thus aligning our philosophy of executive compensation with the culture and compensation philosophy that characterizes the rest of our work force. We also believe that stock option incentives play a major rule in aligning executive compensation with long-term stockholder interests. The total compensation for each of our executive officers consists of both cash and non-cash compensation. The cash compensation component consists of both Base Salary and the cash portion of any Annual Bonus applicable under our Amended and Restated Officer and Manager Cash and Stock Bonus Plan, as amended, and the non-cash component consists of stock options and, depending upon our profitability, the stock bonus portion of the Annual Bonus, if any, payable under that Plan.

BASE SALARY

      We establish the Base Salary for each executive officer during the final month of each fiscal year for the following fiscal year. Increases in Base Salary are determined on the basis of individual performance and level of responsibility. The Board evaluates and reviews the performance of and determines the Base Salary of our Chief Executive Officer, Mr. Busse, and, upon the recommendation of the Compensation Committee, reviews the performance of and determines the Base Salary of each of the other executive officers, commensurate with each such officer's individual contributions to our success.

ANNUAL BONUS

      The officers' Annual Bonus is a performance-based bonus driven by the level of our total profitability. Upon recommendation from our Chief Executive Officer and from our Compensation Committee, our full Board of Directors annually determines who will participate.

      The Annual Bonus is determined under our Amended and Restated Officer and Manager Cash and Stock Bonus Plan. This Plan, which was originally adopted by our Board and approved by our stockholders in October 1996, was amended, restated and re-approved by our stockholders at our 2000 Annual Meeting. Pursuant to the authority granted by our stockholders at that time, our Board of Directors in February 2001 extended our Amended and Restated Officer and Manager Cash and Stock Bonus Plan for an additional two years, through October 21, 2003. For 2000, the Annual Bonuses payable to each of the Named Executive Officers consisted both of cash and, for the first time, based upon our profitability, of restricted stock.

STOCK OPTION PLAN

      In October 1996, our Board of Directors adopted and the stockholders approved the 1996 Incentive Stock Option Plan, which covers all of our and our wholly-owned subsidiaries' full-time employees (approximately 652 employees as of December 31, 2000), including Officers, Managers, supervisors, professional staff, and hourly employees.

      Under the 1996 Plan, as proposed to be amended at Item 3 of this Proxy Statement, we award automatic semi-annual stock options to all such employees, in different dollar equivalent amounts, by position category, based upon the fair market value of our common stock on each semi-annual grant date, with an exercise price equal to the same fair market value on the grant date (110% of the fair market value in case of any 10% stockholder). These grants and the operation of the Amended Plan are described in greater detail at Item 3. Options issued under the Amended Plan become exercisable six months after the date of grant and must be exercised no later than five years thereafter.

OTHER COMPENSATION

Profit Sharing Plan

      We have established a Profit Sharing Plan for eligible employees, including the Named Executive Officers, which is a "qualified plan" for federal income tax purposes. Under the Profit Sharing Plan, we annually allocate to Profit Sharing Plan participants (the "profit sharing pool") an amount equal to 5% of our pre-tax profits. The profit sharing pool is used to fund the Profit Sharing Plan, as well as a separate cash profit sharing bonus that is paid to employees in March of the following year. The amount allocated to our Chief Executive Officer, for 2000 pursuant to the Profit Sharing Plan was $18,503.

Retirement Savings Plan

      We have also established a Retirement Savings Plan for eligible employees, which is also a "qualified plan" for federal income tax purposes. Generally, employees may contribute on a pre-tax basis up to 8% of their eligible compensation, and we match employee contributions in an amount based upon our return on assets, with a minimum match of 5% and a maximum match of 50%, subject to certain applicable tax law limitations. The amount we contributed in respect to our Chief Executive Officer, Keith E. Busse, for 2000 pursuant to the Retirement Savings Plan was $679.

                          REPORT OF THE AUDIT COMMITTEE


      We have an Audit Committee composed of three "independent" directors, as that term is defined by applicable National Association of Securities Dealers listing standards. Each of these members is financially literate, and at least one of them has accounting or related financial management expertise, as the Board interprets those terms. A written charter approved by the Board of Directors governs the Audit Committee. A copy of this charter is attached as Appendix A to this Proxy Statement.

      The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Committee also reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 and considered the compatibility of nonaudit services with the auditors' independence.

      The Company paid the following fees to its independent auditors for services related to fiscal 2000: audit fees of $119,000, audit related fees of $82,000, and all other fees of $446,000.

      The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the company's financial reporting. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

      The Audit Committee held three meetings during fiscal year 2000.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

      Set forth below is a line graph comparing the cumulative total stockholder return on our common stock with the cumulative total return of companies on the NASDAQ Stock Market - US Index and the Standard & Poor's Iron and Steel Index for the limited period of November 22, 1996 (the first day of trading on NASDAQ National Market System following our initial public offering of our common stock) and the last trading day prior to December 31, 2000, and assumes the reinvestment of dividends (of which there were none).

                COMPARISON OF 49 MONTH CUMULATIVE TOTAL RETURN*
        AMONG STEEL DYNAMICS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                        AND THE S & P IRON & STEEL INDEX

                                                  Cumulative Total Return
                           11/22/96         12/96        12/97         12/98        12/99         12/00
STEEL DYNAMICS, INC.         100.00        119.53       100.00         73.44        99.61         68.75
NASDAQ STOCK MARKET (U.S.)   100.00        106.11       129.96        183.27       340.59        204.93
S & P IRON & STEEL           100.00        107.80       109.68         95.06       104.58         65.79

* $100 INVESTED ON 11/22/96 IN STOCK OR OR ON 10/31/96 IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.

                                  OTHER MATTERS

      We do not intend to bring any other matters before the Annual Meeting, nor are we aware of any other matters that are to be properly presented to the Annual Meeting by others. In the event that other matters do properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the Proxy to vote such Proxy in accordance with their best judgment on such matters.


                                           By Order of the Board of Directors



                                       /s/ Keith E. Busse
                                       -----------------------------------------
                                           Keith E. Busse
                                           President and Chief Executive Officer



Fort Wayne, Indiana
April 20, 2001

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

      The Board of Directors (the "Board") of Steel Dynamics, Inc. (the "Company") has determined that the Audit Committee of the Board shall assist the Board in fulfilling certain of its oversight responsibilities. The Board hereby adopts this charter to establish the governing principles of the Audit Committee.

I.   AUDIT COMMITTEE ROLE

     The role of the Audit Committee is to act on behalf of the Board in fulfilling the following Board responsibilities:

A. To oversee all material aspects of the Company's financial reporting, control and audit functions;

B. To monitor the independence and performance of the Company's independent accountants; and

C. To provide a means for open communication between and among the Company's independent accountants, senior management, and the Board.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or that they are in accordance with generally accepted accounting principles. The responsibility to plan and conduct audits is that of the Company's independent accountants. The Company's management has the responsibility to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. Nor is it the duty of the Audit Committee to ensure the Company's compliance with laws and regulations. The primary responsibility for these matters also rests with the Company's management .

II.  AUDIT COMMITTEE COMPOSITION

A. The Board shall designate the members of the Audit Committee at the Board's annual organization meeting, and the members shall serve until the next such meeting or until their successors are designated by the Board.

B. The Audit Committee shall consist of at least three members, but no more than six members, who are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as Committee members. Committee members shall have a basic understanding of finance and accounting and shall be able to read and understand financial statements. One member of the Committee shall have accounting or related financial management experience. In addition, the members of the Audit Committee shall meet the requirements of The NASDAQ Stock Market.

III. AUDIT COMMITTEE MEETINGS

     The Audit Committee shall meet at least four times annually, or more frequently as circumstances may require. The Audit Committee Chair shall be responsible for meeting or speaking with the independent accountants at their request to discuss the interim financial statements.

IV. AUDIT COMMITTEE RESPONSIBILITIES

     The Audit Committee shall have the responsibility with respect to:

A.   The Company's Risks and Control Environment:

B. To discuss with management and independent accountants, the integrity of the Company's financial reporting processes and controls, particularly the controls in areas representing significant financial and business risks as determined by the Audit Committee; and

- To investigate any matter brought to its attention within the scope of its duties.

C.   The Company's Independent Accountants;

- To have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and where appropriate, recommend the replacement of the independent auditors;

- To discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval; and

- To approve the fees and other compensation paid to the independent accountants.

D.   The Company's Financial Reporting Process;

- To discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Audit Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Audit Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations;

- To review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also , the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The Audit Committee Chair may represent the entire committee for the purposes of this review;

- To review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment concerning the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards; and

- To issue for public disclosure by the Company the report required by the rules of the Securities and Exchange Commission.

E.   Other Matters

-    To review and reassess the adequacy of this charter on an annual basis;

- To review significant reports and financial information submitted by the Company to a government body or to the public;

- To report to the Board the matters discussed at each meeting of the Audit Committee;

- To keep an open line of communication with the Company's financial and senior management, the independent accountants and the Board; and

- To retain, at the Company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

                                   APPENDIX B

                              AMENDED AND RESTATED
                              STEEL DYNAMICS, INC.
                        1996 INCENTIVE STOCK OPTION PLAN

I.   PURPOSE AND SCOPE OF PLAN.

     1.1 Steel Dynamics, Inc. (the "Company") wishes to provide all Employees of the Company and its Subsidiaries, each of whom is a key employee and each of whom is in a position to materially affect the profitability and growth of the Company and its Subsidiaries, an opportunity to acquire an ownership interest in the Company and in the stockholder values which everyone is working to create, and in so doing to encourage and motivate each such person to more fully identify his or her increased welfare and well-being with that of the Company. These objectives will be attained through periodic grants to such Employees of options to purchase shares of the Company's common stock ("Stock").

     1.2 Directors who are also Employees are eligible to participate in this Amended and Restated 1996 Incentive Stock Option Plan (the "Plan").

     1.3 The awards offered hereunder are not in lieu of but are supplemental to any salary or other forms of compensation for services.

II.  EFFECTIVE DATE AND TERM OF PLAN.

     2.1 The original Plan became effective on October 28, 1996, upon the approval by the Company's stockholders on the same date. The Plan, as amended, was approved by the Board of Directors November 2, 2000, and when approved by stockholders on May 24, 2001, will be deemed effective as of November 2, 2000. From and after the Effective Date, subject to Section 2.2 the Plan shall remain in effect until all Stock subject to the Plan has been purchased or acquired according to the Plan's provisions; provided, however, that in no event may any options be granted under the Plan on or after December 31, 2006.

     2.2 The Board of Directors may at any time suspend or terminate the Plan. An option may not be granted while the Plan is suspended or after it is terminated, but any rights and obligations under any option granted while the Plan is in effect shall not be deemed altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted. The power of the Board of Directors to administer and construe any option granted prior to suspension or termination of the Plan under
Section 5.3 shall nevertheless continue after any such suspension or termination.

III. DEFINITIONS.

     When any word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, that word or phrase, unless a clearly different meaning is required by the context, shall generally be given a meaning ascribed to it in this Section or elsewhere if the word or phrase is defined within quotation marks. The following words or phrases shall have the following meanings:

     3.1 "Board" means the Board of Directors of the Company.

     3.2 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     3.3 "Committee" means the Committee of the Board described in Article V, if any, or, in lieu of a separate Committee, the full Board.

     3.4 "Company" means Steel Dynamics, Inc., an Indiana corporation, and its Subsidiaries.

     3.5 "Disability" means termination of employment with the Company or any of its Subsidiaries as a result of an Employee's inability to perform substantially his or her duties and responsibilities to the Company or any of its Subsidiaries by reason of a physical or mental disability or infirmity (i) for a continuous period of six (6) months, or (ii) at such earlier time as such Employee submits medical evidence satisfactory to the Committee, or the Committee otherwise determines, that such Employee has a physical or mental disability or infirmity that will prevent such Employee from substantially performing his or her duties and responsibilities for six months or longer.

     3.6 "Effective Date" means the date determined under Section 2.1.

     3.7 "Employees" means full time employees of the Company and its Subsidiaries, including officers, managers, supervisors, professionals, and hourly employees, whose jobs contemplate service of not less than 1,000 hours annually.

     3.8 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     3.9 "Fair Market Value" means, as of any date, the value of the Stock determined as follows:

          (i) If the Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market of the National Association of Securities Dealers, Inc. Automated Quotation (NASDAQ) System, the Fair Market Value of a share of Stock shall be the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Stock) on the last market trading day prior to the Grant Date, as reported in the Wall Street Journal or such other source as the Committee deems reliable;

          (ii) If the Stock is quoted on the NASDAQ System (but not on the NASDAQ National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices were not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Stock on the last market trading day prior to the Grant Date, as reported in the Wall Street Journal or such other source as the Committee deems reliable;

          (iii) In the absence of an established market for the Stock, the Fair Market Value shall be determined in good faith by the Committee, and for purposes of the first Grant Date described in Section 6.2 Fair Market Value shall be deemed to be the price of a share of Common Stock established by the Company's underwriters on the effective date of the Company's Registration Statement and reflected in the pricing amendment filed with the Securities and Exchange Commission in connection therewith.

     3.10 "Grant Date" means the date upon which an Option has been granted as prescribed in Section 6.2.

     3.11 "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     3.12 "Nonstatutory Stock Option" means an Option not intended to qualify or otherwise not qualifying as an Incentive Stock Option.

     3.13 "Option" means a stock option granted pursuant to the Plan.

     3.14 "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

     3.15 "Optionee" means an Employee who holds an outstanding Option.

     3.16 "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     3.17 "Plan" means the Steel Dynamics, Inc. 1996 Incentive Stock Option Plan, as Amended and Restated herein.

     3.18 "Rules" means the regulations promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

     3.19 "Securities Act" means the Securities Act of 1933, as amended from time to time.

     3.20 "Stock" means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to the terms of the Plan.

     3.21 "Subsidiary" means and is limited to any wholly-owned subsidiary.

IV. SHARES OF STOCK SUBJECT TO THE PLAN.

     4.1 The total number of shares of Stock of the Company reserved and available for distribution pursuant to Options granted hereunder shall not exceed, in the aggregate, 4,903,000 shares of the authorized Stock of the Company, subject to adjustment described below. Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Options under the Plan.

     4.2 Stock which may be acquired under the Plan may be either authorized but unissued shares or shares of issued Stock held by the Company's treasury, or both, at the discretion of the Committee. Whenever any outstanding Option or portion thereof expires, is canceled, is forfeited or is otherwise terminated for any reason without having been exercised or without having been fully vested, the shares allocable to the expired, canceled, forfeited or otherwise terminated portion of the Option may again be the subject of Options granted hereunder.

     4.3 In the event of any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division (including, but not limited to, split-up, split-off, spin-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets, rights offering, merger, consolidation, reorganization or partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing, the aggregate number of shares reserved for issuance under the Plan, the number and Option price of shares subject to outstanding Options, and any other characteristics or terms of the Options as the Committee shall deem necessary or appropriate to reflect equitably the effects of such changes to the Optionees, shall be appropriately substituted for new shares or adjusted, as determined by the Committee in its discretion. Notwithstanding the foregoing, each such adjustment, if any, with respect to any Option shall comply with the rules of Section 424(a) of the Code, and in no event shall any adjustment be made which would render any Option granted hereunder anything other than an incentive stock option for purposes of Section 422 of the Code, except as otherwise contemplated by Section 6.4(d), or without the consent of the Optionee.

V.   ADMINISTRATION.

     5.1 The Plan shall be administered by the Board. If the Board elects to do so, however, it may appoint a committee of directors to administer the Plan and make such rules as it deems necessary to govern the operation of such committee. Such Committee shall be composed solely of two or more members of the Board, each of whom shall be both (i) a "non-employee director" as such term is defined in Rule 16b-3 promulgated under Section 16 of the Exchange Act or any successor provision, and (ii) "outside directors" as that term is used in Section 162 of the Code and the regulations promulgated thereunder.

     5.2 The Board shall administer the Plan so as to comply at all times with Rule 16b-3 of the Exchange Act, and Sections 162, 421, 422, and 424 of the Code. To the extent that any provision hereof or in any option granted hereunder is not in compliance with any such rule or requirement, such provision shall be deemed modified so as to be in compliance with such rule or requirement, or if such modification is not possible, shall be deemed to be null and void as it relates solely to such noncompliance.

     5.3 The Board has the exclusive power, authority and discretion, without further stockholder approval, to:

     (a) Determine the terms and conditions, not inconsistent with the terms hereof, of any Option granted hereunder;

     (b) Adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

     (c) Interpret the terms and provisions of the Plan and any Option granted and any Option Agreements relating thereto;

     (d) Accelerate or waive any term, condition, or restriction, but solely in such a manner as not to render any Option otherwise qualified hereunder nonqualified;

     (e) Notwithstanding anything to contrary herein, but subject at all times to the requirements of SEC Rule 16b-3, Regulation T, the Code, and other federal, state and local tax and securities laws, the Board may determine the methods and manner of exercise of options or the means by which the exercise price of an Option may be paid, including the form of payment and the methods by which shares of Stock shall be delivered or transferred to Employees. Without limiting the power and discretion conferred on the Board pursuant to the preceding sentence, the Board may, in the exercise of its discretion, but need not, delegate to and contract with an authorized and licensed bank, trust company or broker to provide any administrative or other services otherwise required to be provided under the terms hereof by the Company or by the Board, in which case notices and deliveries to and from such bank, trust company or broker shall be deemed for all purposes hereunder to be notice and delivery to or from the Company or the Board, as the case may be. Likewise, the Board may allow an Optionee to pay the exercise price of an Option, in addition to the manner described in Section 6.4(f), by one or more of the following methods: (i) in the form of shares of our common stock already owned by the option holder having an aggregate fair market value on the date the option is exercised equal to the aggregate exercise price to be paid; (ii) by requesting cancellation, without payment, of outstanding and exercisable options for the number of shares of our common stock whose aggregate fair market value on the date of exercise, when reduced by their aggregate exercise price, equals the aggregate exercise price of the options being exercised; or (iii) by employing a "cashless exercise" or "same day sale" facility provided by an authorized bank, trust company or broker.

     (f) Prescribe the form of each Option Agreement, which need not be identical for each Optionee; and

     (g) Supervise the administration of the Plan and decide all other matters that must be determined in connection with an Option or this Plan.

If an option expires or terminates without having been exercised in full, the unpurchased shares will continue to be available for subsequent award under the Amended Plan.

     5.4 The Board's interpretation of the Plan, any Options granted under the Plan, any Option Agreement, and all decisions and determinations by the Board with respect to the Plan shall be final, binding, and conclusive on all parties.

     5.5 The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Board in engaging such counsel, consultant or agent shall be paid by the Company.

VI. STOCK OPTIONS.

     6.1 All Employees are eligible to receive grants of Options hereunder.

     6.2 Subject to the provisions of this Plan, grants of Options to Employees shall occur twice annually, on November 21 for the six (6) month period May 21 through November 20, and on May 21 for the six (6) month period November 21 through May 20. Options on each Grant Date shall be provided to each Employee in the following position categories and in the following amounts, based upon the Fair Market Value of the Stock for that particular Grant Date, as determined under the provisions of Section 3.9 (any fractional share of Stock to be rounded up to the next whole share):

           Position                        Grants Per Year                Semi-Annual Grant Value
           President                                 2                             $ 80,000.00
           Vice-President                            2                               60,000.00
           Vice-President                            2                               45,000.00
           Manager                                   2                               30,000.00
           Supervisors/Professionals
                Grade 3                              2                               15,000.00
                Grade 2                              2                               12,500.00
                Grade 1                              2                               10,000.00
                Hourly                               2                               2,500.00

     6.3 The Options granted hereunder shall be evidenced by an Option Certificate, or an electronic equivalent thereof, issued on behalf of the Company by an officer designated by the Board, which Option Certificate or electronic confirmation shall be subject to the terms of an Option Agreement to be executed or otherwise entered into or confirmed by the Company and the Optionee. Unless otherwise provided by the Board, the terms of the Option Agreement shall be deemed incorporated into all future Option Certificates or electronic confirmations. The Option Agreement shall describe the Options and shall state that the Options reflected in all Option Certificates or electronic confirmations issued pursuant thereto shall be subject to all of the terms and provisions of the Plan. The Option Agreement may also contain such other terms and provisions, consistent with the Plan, as the Board may approve.

     6.4 Subject to the Board's authority under Section 5.3, Options granted under the Plan shall be governed by the following additional terms and conditions:

          (a) EXERCISE PRICE. The price per share under any Option granted hereunder shall be at one hundred percent (100%) of the Fair Market Value (110% in the case of an Incentive Stock Option granted to an Employee who, at the time the Option is granted, owns Stock of the Company or any Subsidiary or Parent of the Company possessing more that ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary or Parent of the Company) on the date of grant, determined in the manner required by Section 3.9

          (b) TERM OF OPTION: EXERCISE. The time within which any Option granted hereunder shall be exercisable shall be not earlier than six (6) months nor later than five (5) years from the applicable Grant Date, subject to Sections 6.4(j), (k) and (l). The Optionee must remain in the continuous employment of the Company or any of its Subsidiaries from the date of the grant of the Option to and including the date of exercise of the Option in order to be entitled to exercise such Option. Options granted hereunder shall be exercisable in such manner and at such dates as the Board may specify or otherwise permit. Any options granted prior to the approval of this Plan by the Company's stockholders shall not be exercisable until such time as the Plan has been so approved. Continuous employment shall not be deemed to be interrupted by transfers between the Company and one or more of its Subsidiaries. The Board shall, at its discretion, determine the effect of approved leaves of absence and all other matters having to do with "continuous employment." Where an Optionee dies or is disabled while employed by the Company or any of its Subsidiaries, his or her Options may be exercised following such death or disability in accordance with the provisions of Sections 6.4(j) and (k) hereof.

          (c) TYPE OF OPTION. Each Option granted hereunder shall be designated in the Option Agreement as either an Incentive Stock Option or as a Nonstatutory Stock Option, in order to take into account that the limitations described in Section 6.4(d) and/or elsewhere herein are or may be exceeded by the cumulative total of the grants contemplated by Section
     6.2 to a specific person, such that the Options covered by such excess grants are rendered Nonstatutory Stock Options.

          (d) INDIVIDUAL DOLLAR LIMITATIONS. The aggregate Fair Market Value (determined as of the time of Option Grant) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by an

     Optionee in any calendar year may not exceed $100,000.00. To the extent that the aggregate Fair Market Value of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000.00, such Options shall be treated as Nonstatutory Stock Options, and such Nonstatutory Stock Options, at the time of grant, shall be specifically so designated.

          (e) INDIVIDUAL SHARE LIMITATIONS. In any fiscal year of the Company, no Employee shall be granted Options to purchase more than three hundred thousand (300,000) shares.

          (f) PAYMENT. No shares of Stock shall be issued until full payment therefor has been made, and an Optionee shall not have any rights to dividends or other rights of a stockholder with respect to shares subject to an Option until such time as the Stock is issued in the name of the Optionee following exercise of the Option in accordance herewith. Payment may be made in cash (by certified or bank check or such other instrument as the Board may prescribe or accept) or in any other manner, including those described in Section 5.3(e). Full payment shall also be made, no later than the time of issuance of the shares subject to answer, in respect of any tax withholding obligations contemplated by Section 9.2, either in cash, as described herein, or by any of the methods described in Section 5.3(e).

          (g) NOTICE. Each Option shall be exercised, in whole or in part, by notifying the Company, in written form or electronically in the manner prescribed by the Board and in sufficient detail to enable the Company to determine the person's intent, and by delivering or transmitting full payment to the Company for the shares being purchased.

          Unless the Board determines that such restrictions are no longer applicable because the Stock being issued is registered under the Securities Act of 1933, as amended (the "Act") and a prospectus in respect thereof is current, each such notice shall be deemed to contain representations on behalf of the Optionee that he or she acknowledges that the Company is selling the shares being acquired by him or her under a claim of exemption from registration under the Act, as a transaction not involving any public offering; that he or she represents and warrants that the shares are being acquired with a view to "investments" and not with a view to distribution or resale; and that he or she agrees not to transfer, encumber or dispose of the shares unless: (i) a registration statement with respect to the shares shall be effective under the Act, together with proof satisfactory to the Company that there has been compliance with applicable state laws, or (ii) the Company shall have received an opinion of counsel in form and content satisfactory to the Company to the effect that the transfer qualifies under Rule 144 or some other disclosure exemption from registration and that no violation of the Act or applicable state securities laws will be involved in such transfer, and/or such other documentation in connection therewith as the Company's counsel may require.

          (h) The Company may endorse such legend or legends upon the certificates for Stock issued pursuant to a grant hereunder, and may issue such "stop transfer" instructions to its transfer agent in respect of such Stock, on the electronic equivalent thereof, as, in its discretion, it determines necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Act, to implement the provisions of the Plan and any Option Agreement hereunder, or to permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Stock transferred upon execution of an Option granted under the Plan.

          (i) NONTRANSFERABILITY OF OPTIONS. No Options shall be transferable by the Optionee otherwise than by will, by the laws of descent and distribution, pursuant to a Qualified Domestic Relations Order ("QDRO"), or as permitted under the Rules, and all Options shall be exercisable, during the Optionee's lifetime, only by the Optionee. No right or interest of an Employee in any Option may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Employee to any other party other than the Company or a Subsidiary.

          (j) TERMINATION BY REASON OF DEATH. Unless otherwise determined by the Board at or after grant, if an Optionee's employment by the Company terminates by reason of death, any Option held by such Optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board may determine at or after grant, by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one hundred eighty (180) days (or such shorter period as the Board may specify at grant) from the date of such death or until the expiration of the stated term of such Option, whichever period is shorter.

          (k) TERMINATION BY REASON OF DISABILITY. Unless otherwise determined by the Board at or after grant, if an Optionee's employment by the Company terminates by reason of Disability, any Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determine at or after grant, for a period of ninety (90) days (or such shorter period as the Board may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the Optionee dies within such ninety day (or such shorter period as the Board shall specify at grant), any unexercised Option held by such Optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one hundred eighty (180) days from the date of such death or until the expiration of the stated term of such Option, whichever period is shorter.

          (l) RESIGNATION BY OPTIONEE; TERMINATION BY COMPANY WITHOUT CAUSE. Unless otherwise determined by the Board at or after grant, if an Optionee voluntarily resigns from his employment with the Company, or is terminated by the Company other than for cause (as herein defined), any Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determine at or after grant, for a period of ninety (90) days (or such shorter period as Board may specify at grant) from the date of such resignation or termination of employment or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the Optionee dies within such ninety (90)-day period, any unexercised Option held by such Optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one hundred eighty (180) days from the date of such death or until the expiration of the stated term of such Option, whichever period is shorter. "Cause" shall mean either (i) if the Optionee has an employment agreement with the Company, the definition of Cause included in such employment agreement, or (ii) if the Optionee does not have an employment agreement with the Company, the termination of the Optionee's employment with the Company because of (i) the willful failure by the Optionee (other than by reason of incapacity due to physical or mental illness) to perform any material duty in connection with the Optionee's employment with the Company, (ii) the conviction of the Optionee of a felony or the Optionee's plea of no contest to a felony, or (iii) the perpetration by the Optionee of a material dishonest act or fraud against the Company or any Parent or Subsidiary thereof.

          (m) OTHER TERMINATION. Unless otherwise determined by the Board at or after grant, if an Optionee's employment by the Company terminates for any reason other than death, disability, the Optionee's resignation, or termination by the Company other than for Cause, the Option shall thereupon terminate.

VII. AMENDMENTS AND TERMINATION.

      7.1 PLAN AMENDMENT. The Board may amend, alter or discontinue the Plan at any time and from time to time, but no amendment, alteration, or discontinuation shall be made (i) which would impair the rights of an Optionee under an Option award previously granted, without the Optionee's consent, or (ii) which, if such approval is not obtained, requires stockholder approval under the Rules.

      7.2 INCENTIVE STOCK OPTION AMENDMENT. The Board may amend the terms of any Option granted, prospectively or retroactively, but no such amendment shall impair the rights of any Optionee without the Optionee's consent. The Board may also substitute new Options for previously granted Options, including previously granted Options having higher option prices. Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable tax laws, securities laws and accounting rules, as well as other developments.

VIII. UNFUNDED STATUS OF PLAN.

     8.1 The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to an Optionee by the Company, nothing contained herein shall give any such Optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock; provided, however, that, unless the Board otherwise determines with the consent of the affected Optionee, the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

IX. GENERAL PROVISIONS.

     9.1 NONGUARANTY OF EMPLOYMENT. The adoption of the Plan shall not confer upon any Optionee any right to continued employment with the Company nor shall it interfere in any way with the right of the Company to terminate its relationship with any of its employees at any time.

     9.2 WITHHOLDING OF TAXES. No later than the date as of which an amount first becomes includible in the gross income of the Optionee for federal income tax purposes with respect to any Option under the Plan, the Optionee shall pay to the Company or make arrangements satisfactory to the Board regarding the payment of any federal state or local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

     9.3 NO STOCKHOLDER RIGHTS. No Option shall give the Employee any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Option.

     9.4 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

     9.5 FRACTIONAL SHARES. No fractional shares of Stock shall be issued, and the Board shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

     9.6 SEVERABILITY. The provisions of this Plan, and any administrative rules and regulations prescribed by the Board in connection with this Plan, shall be applied in all cases so as to comply with the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 and with Sections 162, 421, 422 and 424 of the Internal Revenue Code, and any Plan provision, administrative rule or other action that would conflict with or violate any of the foregoing will be deemed severed from the Plan, amended as deemed necessary to comply, or otherwise rendered ineffective to the maximum extent permissible to maintain compliance with such applicable rules or statutes. Specifically, but without limitation, any change to the terms of an option that would require approval by the Board of Directors as a new option grant or which would otherwise not be exempt from
Section 16(b) of the Securities Exchange Act of 1934 in the absence of Board approval shall be deemed ineffective and of no force whatsoever unless and until such approval has been properly secured (provided, however, that, unless otherwise prohibited, such approval may be declared effective retroactively). In like manner, should any provision of this Plan or administrative rule, regulation or action taken pursuant to this Plan, by the Board or otherwise, if applied to an existing option, be such as to constitute a modification, extension or renewal of that option, within the meaning of Section 424(h)(1) of the Internal Revenue Code, such provision, ruling or action shall not be applied retroactively to any existing options but shall be applied only prospectively to then current and future options.

     9.7 GOVERNING LAW. To the extent not governed by federal law, the Plan and all Option Agreements shall be construed in accordance with and governed by the laws of the State of Indiana.

                                      PROXY

                              STEEL DYNAMICS, INC.
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
               STEEL DYNAMICS, INC.'S ANNUAL STOCKHOLDERS MEETING

Keith E. Busse or Tracy L. Shellabarger are appointed proxies, with power of substitution, to vote all of the undersigned's shares held of record April 12, 2001, at STEEL DYNAMICS, INC.'S May 24, 2001 Annual Meeting of Stockholders at 9:00 A.M. EST in the John Whistler Ballroom of the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana (or at any adjournment thereof) on all matters set forth in SDI's Year 2001 Proxy Statement, as set forth on the reverse side.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


Please sign exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?

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DO YOU HAVE ANY COMMENTS?

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

     PLEASE MARK VOTES
[X]  AS IN THIS EXAMPLE


--------------------------------------------------------------------------------
                              STEEL DYNAMICS, INC.
--------------------------------------------------------------------------------


Mark box at right if an address change or comment has been noted on the reverse side of this card. [ ]


CONTROL NUMBER:


RECORD DATE SHARES:



Please be sure to sign and date this Proxy.      Date ____________


___________________________      _________________________________
      Shareholder sign here      Co-owner sign here


NOTE: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE FOLLOWING ITEMS.

1. ELECTION OF DIRECTORS:

                                                        FOR ALL   WITH-  FOR ALL
                                                        NOMINEES  HOLD   EXCEPT

(01) KEITH E. BUSSE          (07) NAOKI HIDAKA            [ ]      [ ]     [ ]
(02) RICHARD P. TEETS, JR.   (08) DR. JURGEN KOLB
(03) MARK D. MILLETT         (09) JOSEPH D. RUFFOLO
(04) TRACY L. SHELLABARGER   (10) RICHARD J. FREELAND
(05) LEONARD RIFKIN          (11) JAMES E. KELLEY
(06) JOHN C. BATES

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

                                                        FOR    AGAINST   ABSTAIN
2.   APPROVAL OF APPOINTMENT OF ERNST                   [ ]      [ ]       [ ]
     & YOUNG LLP AS AUDITORS FOR THE
     YEAR 2001.

3.   APPROVAL OF THE AMENDED AND                        [ ]      [ ]       [ ]
     RESTATED 1996 INCENTIVE STOCK
     OPTION PLAN.

4.   TO GIVE PROXIES DISCRETION TO VOTE                 [ ]      [ ]       [ ]
     ON ANY OTHER MATTERS THAT MAY
     PROPERLY COME BEFORE THE MEETING.

NOTE: Unless otherwise directed, the proxies will vote "FOR" all of the foregoing items.


DETACH CARD                                                          DETACH CARD

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FOLLOW THESE FOUR EASY STEPS:


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2.   CALL THE TOLL-FREE NUMBER
     1-877-PRX-VOTE (1-877-779-8683).
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3.   ENTER YOUR CONTROL NUMBER LOCATED ON YOUR PROXY CARD.

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2.   GO TO THE WEBSITE
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